Exhibit 10.12
ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the “Agreement”) is made effective as of the 11th day of July, 2013, by and between International Alliance Solutions, LLC (the “Assignor”), and The CodeSmart Group, Inc. (the “Assignee”).

WHEREAS, the Assignor desires to assign to the Assignee all of the Assignor’s right, title, and interest in and to any and all of the assets of the Assignor based on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the forgoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.            Assignment. Subject to and in accordance with the terms and conditions set forth in this Agreement, the Assignor hereby grants, sells, assigns, and conveys to the Assignee, without recourse, all of the Assignor’s right, title and interest in and to the any and all tangible and intangible assets of the Assignor, including, without limitation, collectively the accounts, documents, equipment, fixtures, general intangibles, instruments, intellectual property, inventory and investment property of the Assignor, and proceeds of each of them (the “Assets,” such arrangement, the “Assignment”). The Assignee hereby accepts the Assignment and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, of the Assignor under the Assignment.

2.            Representation and Covenants of the Assignor. The Assignor hereby represents and covenants to the Assignee that:

(a)	Assignor is the record and beneficial owner of the Assets and has sole power over the disposition of the Assets. The Assets are free and clear of any liens, claims, encumbrances, and charges; and

(b)
Assignor has all requisite authority to execute and deliver this Agreement and any other document contemplated by this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

3.            Representation of the Assignee. The Assignee hereby represents and covenants to the Assignor that it has all requisite power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Assignee and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

4.            Assignments, Successors and No-Third Party Rights. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 4.

5.            Miscellaneous.

(a)	All of the terms and provisions of this Agreement will be binding upon the Assignor, Assignee and their respective successors and assigns.

(b)
This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.  This Agreement may be amended only by a writing executed by each of the parties on the subject matter hereof.

(c)	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflict of law.

(d)
Each party to this Agreement irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof will be brought in the state or federal courts located in the State of New York, New York County and, by execution and delivery of this Agreement, each party to this Agreement hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof.

(e)
EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(f)	Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered, sent by facsimile, or by established overnight courier as follows:
To the Assignee or	275 Seventh Avenue, 7th floor
Assignor:	New York, NY 10001
Attn: Ira E. Shapiro

(g)	This Agreement may not be amended except by instrument in writing signed by each of the parties.

(h)	If any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(i)	The captions in this Agreement are inserted for convenience or reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

(j)	This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile signatures of the undersigned parties will have the same force and effect as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the date first above written.

ASSIGNOR:
INTERNATIONAL ALLIANCE SOLUTIONS, LLC

By: /s/ Ira Shapiro
Name: Ira Shapiro
Title:   Chief Executive Officer

ASSIGNEE:
THE CODESMART GROUP, INC.

By: /s/ Ira Shapiro
Name: Ira Shapiro
Title:   Chief Executive Officer